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                                                                     EXHIBIT 2.7

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                  OF URSAT COMMUNICATIONS, INC. CHANGING NAME
                        TO INTERACTIVE RADIO CORPORATION

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                          [STATE OF NEVADA LETTERHEAD]

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         FOR PROFIT NEVADA CORPORATIONS
              (Pursuant to NRS 78.380 -- Before Issuance of Stock)
                              -Remit in Duplicate-


     1.   Name of Corporation URSAT COMMUNICATIONS, INC.

     2. The articles have been amended as follows (provide article numbers, if available): ARTICLE I: The name of the corporation shall be INTERACTIVE RADIO CORPORATION.

     3. The undersigned declare that they constitute at least two-thirds of the incorporators (check) ___, or of the board of directors (check)
           X
          ---

     4. The date upon which the original articles of incorporation were filed with the Secretary of State: 8/17/99

     5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

     6.   Signatures (all signatures must be acknowledged):


     /s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
     -------------------------------------             ------------------------------------
     SIGNATURE                                         SIGNATURE

Province of: British Columbia                     Province of: British Columbia
             ------------                                      ------------
County of: Vancouver                              County of: Vancouver
           ----------------                                  ----------------
This instrument was acknowledged before me on     This instrument was acknowledged before me on
September 7, 1999, by                             September 7, 1999, by
----------- -----                                 ----------- -----
[ILLEGIBLE] (Name of Person) As:                  [ILLEGIBLE] (Name of Person) As:
-----------                                       -----------
President and Chief Financial Officer (as         Chief Financial Officer (as
-------------------------------------             -----------------------
designated to sign this certificate) of           designated to sign this certificate) of
URSAT COMMUNICATIONS, INC.                        URSAT COMMUNICATIONS, INC.
--------------------------                        --------------------------
(name on behalf of whom instrument was executed)  (name on behalf of whom instrument was executed)


/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
-----------------------------------------         -----------------------------------------
NOTARY PUBLIC SIGNATURE                           NOTARY PUBLIC SIGNATURE

               [NOTARY SEAL]                                    [NOTARY SEAL]

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.